EXHIBIT 99.1

Main Street Capital Announces Fourth Quarter and Full Year 2008 Financial Results

Confirms Dividend Guidance of $1.50 to $1.65 Per Share for 2009

HOUSTON, March 11, 2009 (GLOBE NEWSWIRE) -- Main Street Capital Corporation (Nasdaq:MAIN) ("Main Street") announced today its financial results for the fourth quarter and full year ended December 31, 2008 and confirmed its previously announced dividend guidance of $1.50 to $1.65 per share for calendar year 2009.

2009 Dividend Guidance

Main Street confirms its dividend guidance to pay dividends in the range of $1.50 to $1.65 per share for all of calendar year 2009. The estimated dividend range for 2009 represents an increase of 5.3% to 15.8% over the total dividends per share paid during calendar year 2008. In addition, the 2009 estimated dividend range represents a yield of approximately 15.5% to 17.0% based on Main Street's current share price. The estimated range for total 2009 dividends is based upon projections of 2009 taxable income, anticipated 2009 portfolio activity, and the estimated amount of undistributed 2008 taxable income (or "spillover income") which will be utilized to pay dividends during 2009. Main Street will continue to pay dividends on a monthly basis during 2009 and will continue to provide quarterly updates related to its 2009 dividend guidance.

Full Year 2008 Highlights

 * Total investment income of $17.3 million, representing a 39%
   increase over 2007
 * Distributable net investment income of $10.8 million (or $1.21 per share), representing a 66% increase over 2007 (1)
 * Distributable net realized income of $12.2 million (or $1.36 per share), representing a 9% increase over 2007 (1)
 * Net Asset Value of $112.4 million (or $12.20 per share) at December
   31, 2008
 * Cash and cash equivalents plus idle funds investments totaling
   $39.8 million at December 31, 2008
 * Paid dividends of $1.425 per share
 * Completed investments in nine new portfolio companies and realized full exits on five portfolio company investments
 * Generated approximately $4.0 million (or $0.44 per share) in spillover taxable income to be applied toward dividends paid in 2009

Fourth Quarter 2008 Highlights

 * Total investment income of $4.6 million, representing a 22%
   increase over fourth quarter 2007
 * Distributable net investment income of $2.9 million (or $0.32 per share), representing a 10% increase over fourth quarter 2007 (1)
 * Distributable net realized loss of $(0.7) million (or $(0.08) per share) (1)
 * Paid dividends of $0.375 per share, or $0.125 per share for each of
   October, November and December 2008
 * Closed a three-year, $30 million investment credit facility
   (the "Investment Facility")
 * Implemented a $5 million share repurchase program

Full Year 2008 Operating Results

Total investment income increased 39% to $17.3 million in 2008 compared with $12.5 million in 2007. This comparable period increase was principally attributable to (i) greater interest income on higher average levels of portfolio debt investments partially offset by the non-accrual status of certain debt investments, (ii) significantly higher dividend income from portfolio company equity investments, (iii) greater fee income related to portfolio company activity, and (iv) higher levels of interest income from idle funds investments. During 2008, Main Street received approximately $3.0 million in cash dividend payments from portfolio company equity investments which significantly increased its total investment income for the year. These cash dividends were paid to Main Street during 2008 based upon the accumulated earnings and available cash of certain portfolio companies. Future dividend payments may vary significantly from the amounts received in 2008 due to changes in portfolio company accumulated earnings and available cash.

Distributable net investment income, which is net investment income before non-cash, share-based compensation expense, increased 66% to $10.8 million, or $1.21 per share, in 2008 compared with $6.5 million in 2007.(1) This comparable period increase was primarily attributable to higher levels of total investment income, as discussed above, partially offset by higher levels of interest expense and general and administrative expense.

The $0.5 million of share-based compensation expense recognized during 2008 was related to non-cash amortization expense for restricted share grants made in July 2008. In addition, 2007 operating expenses included $0.7 million of costs related to Main Street's initial public offering ("IPO") which was completed in October 2007. There were no similar IPO-related expenses incurred during 2008.

Operating expenses, excluding non-cash, share-based compensation expense and the 2007 IPO-related expenses discussed above, increased $1.2 million, or 23%, in 2008 compared with 2007 due to a $0.7 million increase in general and administrative expense associated with higher costs required to operate as a public company and a $0.5 million increase in interest expense related to fees on our credit facilities and higher average borrowings during 2008.

Net investment income, which is reduced by non-cash, share-based compensation expense, increased 58% to $10.3 million, or $1.15 per share, in 2008 compared with $6.5 million in 2007.

Distributable net realized income, which is net realized income before non-cash, share-based compensation expense, increased 9% to $12.2 million, or $1.36 per share, in 2008 compared with $11.2 million in 2007. (1) This comparable period increase was primarily attributable to the higher level of distributable net investment income during 2008, partially offset by a decrease in the total net realized gain recognized during 2008. The total net realized gain for 2008 principally included a $6.2 million realized gain related to the sale transaction of portfolio company TA Acquisition Group, LP ("Travis Aggregates") and $1.1 million in realized gains related to the recapitalization of Transportation General, Inc. and KBK Industries, Inc., partially offset by $5.9 million of realized losses related to the final exits of the Magna Card, Inc. and Wicks Acquisition, LLC portfolio investments.

Net realized income, which is reduced by non-cash, share-based compensation expense, increased 4% to $11.7 million, or $1.31 per share, in 2008 compared with $11.2 million in 2007.

The net increase in net assets resulting from operations was $10.9 million, or $1.22 per share, in 2008 compared with $2.5 million in 2007. The $4.0 million net change in unrealized depreciation from investments for 2008 was attributable to (i) $2.9 million in accounting reversals of net unrealized appreciation attributable to the total net realized gain on exit of the portfolio investments discussed above, (ii) unrealized depreciation on nine investments in portfolio companies totaling $8.9 million, partially offset by unrealized appreciation on thirteen investments in portfolio companies totaling $8.7 million, and (iii) $0.9 million in unrealized depreciation attributable to Main Street's investment in its affiliated investment manager. During 2008, Main Street also recognized a net income tax benefit of $3.2 million primarily consisting of deferred tax benefits related to net unrealized losses on certain portfolio investments owned by MSEI, our wholly owned taxable subsidiary. We do not anticipate incurring this level of income tax benefit in future periods.

Liquidity and Capital Resources

As of December 31, 2008, Main Street had approximately $39.8 million in total cash and cash equivalents plus idle funds investments. During October 2008, Main Street closed its $30 million, three-year Investment Facility that will be used to provide additional liquidity in support of future investment and operational activities. Main Street has no borrowings currently outstanding under the $30 million Investment Facility. Due to its existing cash and cash equivalents plus idle funds investments, and the additional borrowing capacity under the Investment Facility, Main Street projects that it will have sufficient liquidity to fund its investment and operational activities throughout all of calendar year 2009 and well into 2010. However, this projection will be impacted by, among other things, the pace of new and follow-on investments, investment redemptions, the level of cash flow from operations and cash flow from realized gains, and the level of dividends paid in cash.

The recently enacted American Recovery and Reinvestment Act of 2009 (the "Stimulus Bill") contains several provisions applicable to Small Business Investment Company ("SBIC") funds, including Main Street's wholly owned SBIC subsidiary. One of the key SBIC-related provisions included in the Stimulus Bill increases the maximum amount of combined SBIC leverage (or SBIC leverage cap) to $225 million for affiliated SBIC funds. The prior maximum amount of SBIC leverage available to affiliated SBIC funds was approximately $137 million, as adjusted annually based upon changes in the Consumer Price Index.

Due to the increase in the maximum amount of SBIC leverage available to affiliated SBIC funds, Main Street will now have access to incremental SBIC leverage to support its future investment activities. Since the increase in the SBIC leverage cap applies to affiliated SBIC funds, Main Street will allocate such increased borrowing capacity between its wholly owned SBIC subsidiary and Main Street Capital II, LP, an independently owned SBIC that is managed by Main Street and therefore deemed to be affiliated for SBIC regulatory purposes. It is currently estimated that at least $55 million to $60 million of additional SBIC leverage is now accessible for future investment activities, subject to the required capitalization of Main Street's wholly owned SBIC subsidiary.

As of December 31, 2008, Main Street had $55 million of SBIC debenture leverage outstanding. The existing SBIC debenture leverage bears an annual weighted average interest rate of 5.8%, payable semiannually, and matures ten years from original issuance. The first maturity of the existing SBIC debenture leverage will not occur until 2013, and the final maturity of the existing SBIC debenture leverage is in 2017. As of December 31, 2008, Main Street had a debt to equity ratio of approximately 0.49 to 1.0. All of Main Street's current outstanding indebtedness, which consists of long-term SBIC debenture leverage, is excluded from the 200% asset coverage requirements applicable to Business Development Companies. As of December 31, 2008, Main Street also had a cash and cash equivalent plus idle fund investments to debt ratio of 0.72 to 1.0. In addition, Main Street's full year 2008 interest coverage ratio (distributable net investment income plus interest expense divided by interest expense) was approximately 3.9 to 1.0.

Key Portfolio Statistics (all as of December 31, 2008) (2)

Main Street had debt and equity investments in 31 portfolio companies with the average portfolio investment at cost equaling approximately 3% of total portfolio investments and 2% of total assets.

Approximately 84% of Main Street's portfolio investments at cost were in the form of secured debt investments, and 91% of Main Street's debt investments were secured by first priority liens on the assets of portfolio companies. The annual weighted average effective yield on Main Street debt investments held at December 31, 2008 was 14.0%, including amortization of deferred debt origination fees and accretion of original issue discount but excluding any debt investments on non-accrual status. Approximately 85% of Main Street's debt investments at cost were structured at fixed interest rates with cash interest payments generally due monthly.

Based on information provided by our portfolio companies, which we have not independently verified, our portfolio companies had a weighted average net senior debt (senior interest-bearing debt less cash and cash equivalents) to EBITDA (trailing twelve months Earnings Before Interest, Taxes, Depreciation and Amortization) ratio of approximately 2.1 to 1.0 and a total EBITDA to senior interest expense ratio of approximately 3.4 to 1.0. (3) Including all debt that is junior in priority to Main Street's debt position, these ratios were approximately 2.7 to 1.0 and 2.9 to 1.0, respectively. (3)

Main Street had equity ownership in 94% of its portfolio companies and the average fully diluted equity ownership in those portfolio companies was approximately 25%.

Based upon Main Street's internal investment rating system, with a rating of "1" being the highest and a rating of "5" being the lowest, the weighted average investment rating for Main Street's portfolio was 2.4 compared to 2.2 at September 30, 2008. As of December 31, 2008, Main Street had one investment on non-accrual status that represented 0.5% of the total portfolio at fair value.

Included at the end of this press release is a summary table which presents a sequential quarterly comparison of key portfolio statistics as of December 31, 2008 and September 30, 2008.

2008 Dividend Activity

During calendar year 2008, Main Street paid $1.425 per share in dividends. Approximately 40% of the total 2008 calendar year dividends were designated as long-term capital gain for tax purposes with the remainder designated primarily as ordinary income or short-term capital gain. For tax purposes, the monthly dividend paid in January 2009 was applied against the calendar year 2008 taxable income distribution requirements since that dividend was declared and accrued prior to December 31, 2008. This tax treatment also reduced the amount of excise taxes required to be paid on undistributed taxable income (or "spillover income") generated in 2008. Excluding the impact of the tax treatment for the dividend paid in January 2009, Main Street estimates that it generated spillover income of approximately $4.0 million, or $0.44 per share, during 2008 that will be carried forward toward distributions paid in 2009.

Fourth Quarter and Full Year 2008 Financial Results Conference Call / Webcast

Main Street has scheduled a conference call for Thursday, March 12, 2009 at 10:00 a.m. Eastern Time to discuss the fourth quarter and full year 2008 financial results.

You may access the conference call by dialing 303-262-2140 or 800-240-2430 and requesting the Main Street Capital conference call at least 10 minutes prior to the start time. The conference call can also be accessed via a webcast by logging into the investor relations section of the Main Street web site at www.mainstcapital.com.

A telephonic replay of the conference call will be available through March 21, 2009 and may be accessed by dialing 303-590-3000 and using the passcode 11126551#. An audio archive will also be available on the investor relations section of Main Street's web site at www.mainstcapital.com shortly after the call and will be accessible for approximately 90 days.

For a more detailed discussion of the financial and other information included in this press release, please refer to the Main Street Form 10-K for the year ended December 31, 2008 to be filed with the Securities and Exchange Commission (www.sec.gov) and Main Street's Year End 2008 Investor Presentation to be posted on the investor relations section of Main Street's website at www.mainstcapital.com.

(1) Distributable net investment income and distributable net realized income are net investment income and net realized income, respectively, as determined in accordance with U.S. generally accepted accounting principles, or GAAP, excluding the impact of share-based compensation expense which is non-cash in nature. Main Street believes presenting distributable net investment income, distributable net realized income, and related per share measures are useful and appropriate supplemental disclosures for analyzing its financial performance since share-based compensation does not require settlement in cash. However, distributable net investment income and distributable net realized income are non-GAAP measures and should not be considered as a replacement to net investment income, net realized income, and other earnings measures presented in accordance with GAAP. Instead, distributable net investment income and distributable net realized income should be reviewed only in connection with such GAAP measures in analyzing Main Street's financial performance. A reconciliation of net investment income in accordance with GAAP to distributable net investment income and distributable net realized income is detailed in the financial tables included with this press release.

(2) All key portfolio statistics are calculated exclusive of Main Street's portfolio investment in Main Street Capital Partners, LLC, the wholly owned investment manager.

(3) For purposes of calculating these ratios, one development-stage portfolio company with a net debt to EBITDA ratio that exceeds 15.0 to 1.0 has been excluded.

ABOUT MAIN STREET CAPITAL CORPORATION

Main Street (www.mainstcapital.com) is a principal investment firm that provides long-term debt and equity capital to lower middle market companies. Main Street's investments are made to support management buyouts, recapitalizations, growth financings and acquisitions of companies that operate in diverse industry sectors and generally have annual revenues ranging from $10 million to $100 million. Main Street seeks to partner with entrepreneurs, business owners and management teams and generally provides "one-stop" financing alternatives to its portfolio companies.

FORWARD-LOOKING STATEMENTS

Main Street cautions that statements in this press release which are forward-looking and provide other than historical information involve risks and uncertainties that may impact our future results of operations. The forward-looking statements in this press release are based on current conditions and include statements regarding our goals, beliefs, strategies and future operating results and cash flows, including but not limited to: our estimates regarding the range of dividends to be paid during calendar year 2009; estimates of annualized yield represented by the 2009 dividend range; statements regarding future cash dividend payments from portfolio companies; our estimate regarding current liquidity being sufficient to fund investment and operational activities for the remainder of 2009 and well into 2010; our belief that the Stimulus Bill will provide additional leverage capacity to Main Street through its wholly owned SBIC subsidiary; and estimates regarding the carry forward of undistributed taxable income from 2008 for distribution in 2009. Although our management believes that the expectations reflected in those forward-looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct. Those statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation: our continued effectiveness in raising, investing and managing capital; adverse changes in the economy generally or in the industries in which our portfolio companies operate; changes in laws and regulations that may adversely impact our operations or the operations of one or more of our portfolio companies; the operating and financial performance of our portfolio companies; retention of key investment personnel; competitive factors; and such other factors described under the captions "Special Note Regarding Forward-Looking Statements" and "Risk Factors" included in our filings with the Securities and Exchange Commission (www.sec.gov). We undertake no obligation to update the information contained herein to reflect subsequently occurring events or circumstances, except as required by applicable securities laws and regulations.

                    MAIN STREET CAPITAL CORPORATION
                 Consolidated Statements of Operations

                      Three Months Ended          Years Ended
                         December 31,             December 31,
                  ------------------------- -------------------------
                      2008         2007         2008         2007
                  ------------ ------------ ------------ ------------
                         (Unaudited)         (Unaudited)
 INVESTMENT
  INCOME:
  Interest, fee
   and dividend
   income:
    Control
     investments  $  2,390,195 $  1,492,161 $  9,826,369 $  5,201,382
    Affiliate
     investments     1,696,116    1,519,477    4,842,442    5,390,655
    Non-Control/
     Non-
     Affiliate
     investments       234,544      151,549    1,298,386      720,076
                  ------------ ------------ ------------ ------------
  Total interest,
   fee and
   dividend
   income            4,320,855    3,163,187   15,967,197   11,312,113
  Interest from
   idle funds and
   other               312,970      629,547    1,328,229    1,162,865
                  ------------ ------------ ------------ ------------
     Total
      investment
      income         4,633,825    3,792,734   17,295,426   12,474,978
 EXPENSES:
  Interest          (1,043,745)    (849,298)  (3,777,919)  (3,245,839)
  General and
   administrative     (412,747)    (307,957)  (1,684,084)    (512,253)
  Expenses
   reimbursed to
   Investment
   Manager            (287,058)          --   (1,006,835)          --
  Share-based
   compensation       (195,726)          --     (511,452)          --
  Management fees
   to affiliate             --           --           --   (1,499,937)
  Professional
   costs related
   to initial
   public offer-
   ing                      --           --           --     (695,250)
                  ------------ ------------ ------------ ------------
     Total
      expenses      (1,939,276)  (1,157,255)  (6,980,290)  (5,953,279)
                  ------------ ------------ ------------ ------------
 NET INVESTMENT
  INCOME             2,694,549    2,635,479   10,315,136    6,521,699

 NET REALIZED
  GAIN (LOSS)
  FROM
  INVESTMENTS:
    Control
     investments    (4,131,999)          --      188,214    1,802,713
    Affiliate
     investments       498,876    1,950,521    1,209,280    3,160,034
    Non-Control/
     Non-
     Affiliate
     investments            --           --           --     (270,538)
                  ------------ ------------ ------------ ------------
     Total net
      realized
      gain (loss)
      from
      investments   (3,633,123)   1,950,521    1,397,494    4,692,209
                  ------------ ------------ ------------ ------------
 NET REALIZED
  INCOME (LOSS)       (938,574)   4,586,000   11,712,630   11,213,908

 NET CHANGE IN
  UNREALIZED
  APPRECIATION
  (DEPRECIATION)
  FROM
  INVESTMENTS:
    Control
     investments     3,454,722   (1,068,142)    (217,717)  (3,075,392)
    Affiliate
     investments    (1,635,050)  (3,154,755)  (1,735,573)  (2,340,933)
    Non-Control/
     Non-
     Affiliate
     investments      (951,663)          --   (1,058,428)     384,832
    Investment in
     affiliated
     Investment
     Manager          (245,068)    (375,000)    (949,374)    (375,000)
                  ------------ ------------ ------------ ------------
     Total net
      change in
      unrealized
      apprecia-
      tion
    (depreciation)
     from invest-
     ments             622,941   (4,597,897)  (3,961,092)  (5,406,493)
                  ------------ ------------ ------------ ------------

  Income tax
   benefit
   (provision)         885,136   (3,262,539)   3,182,401   (3,262,539)
                  ------------ ------------ ------------ ------------
 NET INCREASE
  (DECREASE) IN
  NET ASSETS
  RESULTING FROM
  OPERATIONS      $    569,503 $ (3,274,436)$ 10,933,939 $  2,544,876
                  ============ ============ ============ ============

 NET INVESTMENT
  INCOME PER
  SHARE BASIC AND
  DILUTED         $       0.30 $       0.30 $       1.15 $       0.76
                  ============ ============ ============ ============
 NET REALIZED
  INCOME (LOSS)
  PER SHARE BASIC
  AND DILUTED     $      (0.10)$       0.52 $       1.31 $       1.31
                  ============ ============ ============ ============
 DIVIDENDS/
  DISTRIBUTIONS
  PAID PER SHARE  $       0.38 $       0.33 $       1.43 $       1.10
                  ============ ============ ============ ============
 NET INCREASE
  (DECREASE) IN
  NET ASSETS
  RESULTING FROM
  OPERATIONS PER
  SHARE BASIC AND
  DILUTED         $       0.06 $      (0.37)$       1.22 $       0.30
                  ============ ============ ============ ============
 WEIGHTED AVERAGE
  SHARES
  OUTSTANDING -
  BASIC              8,975,052    8,768,636    8,967,383    8,587,701
                  ============ ============ ============ ============
  DILUTED            8,985,714    8,768,636    8,971,064    8,587,701
                  ============ ============ ============ ============

                    MAIN STREET CAPITAL CORPORATION
                      Consolidated Balance Sheets

                                            December 31, December 31,
                                                2008         2007
                                            ------------ ------------
 ASSETS                                      (Unaudited)
 Investments at fair value:
   Control investments (cost: $60,767,805
    and $43,053,372 as of December 31, 2008
    and 2007, respectively)                 $ 65,542,608 $ 48,108,197
   Affiliate investments (cost: $37,946,800
    and $33,037,053 as of December 31, 2008
    and 2007, respectively)                   39,412,695   36,176,216
   Non-Control/Non-Affiliate investments
    (cost: $6,245,405 and $3,381,001 as of
    December 31, 2008 and 2007,
    respectively)                              5,375,886    3,741,001
   Investment in affiliated Investment
    Manager (cost: $18,000,000 as of
    December 31, 2008 and 2007)               16,675,626   17,625,000
                                            ------------ ------------

     Total investments (cost: $122,960,010
      and $97,471,426 as of December 31,
      2008 and 2007, respectively)           127,006,815  105,650,414

 Idle funds investments (cost: $4,218,704
  and $24,063,261 as of December 31, 2008
  and 2007, respectively)                      4,389,795   24,063,261
 Cash and cash equivalents                    35,374,826   41,889,324
 Deferred tax asset                            1,121,681           --
 Other assets                                  1,100,922    1,574,888
 Deferred financing costs (net of
  accumulated amortization of $956,037 and
  $529,952 as of December 31, 2008 and
  2007, respectively)                          1,635,238    1,670,135
                                            ------------ ------------

    Total  assets                           $170,629,277 $174,848,022
                                            ============ ============

 LIABILITIES

   SBIC debentures                          $ 55,000,000 $ 55,000,000
   Deferred tax liability                             --    3,025,672
   Interest payable                            1,108,193    1,062,672
   Accounts payable and other liabilities      2,165,028      610,470
                                            ------------ ------------

     Total  liabilities                       58,273,221   59,698,814
   Commitments and contingencies

 NET ASSETS

   Common stock, $0.01 par value per share
    (150,000,000 shares authorized;
    9,241,183 and 8,959,718 issued and
    9,206,483 and 8,959,718 outstanding as
    of December 31, 2008 and 2007,
    respectively)                                 92,412       89,597
   Additional paid-in capital                104,798,399  104,076,033
   Undistributed net realized income           3,658,495    6,067,131
   Net unrealized appreciation from
    investments, net of income taxes           4,137,756    4,916,447
   Treasury stock, at cost (34,700 and 0
    shares, as of December 31, 2008 and
    2007, respectively)                         (331,006)          --
                                            ------------ ------------

     Total net assets                        112,356,056  115,149,208
                                            ------------ ------------

     Total liabilities and net assets       $170,629,277 $174,848,022
                                            ============ ============

 NET ASSET VALUE PER SHARE                  $      12.20 $      12.85
                                            ============ ============

                    MAIN STREET CAPITAL CORPORATION
       Reconciliation of distributable net investment income and
               distributable net realized income (loss)
                              (Unaudited)

                      Three Months Ended           Years Ended
                         December 31,              December 31,
                  ------------------------- -------------------------
                      2008         2007         2008         2007
                  ------------ ------------ ------------ ------------

 Net investment
  income          $  2,694,549 $  2,635,479 $ 10,315,136 $  6,521,699
   Share-based
    compensation
    expense            195,726           --      511,452           --
                  ------------ ------------ ------------ ------------
 Distributable
  net investment
  income             2,890,275    2,635,479   10,826,588    6,521,699
 Total net
  realized gain
  (loss) from
  investments       (3,633,123)   1,950,521    1,397,494    4,692,209
                  ------------ ------------ ------------ ------------
 Distributable
  net realized
  income (loss)   $   (742,848)$  4,586,000 $ 12,224,082 $ 11,213,908
                  ============ ============ ============ ============

 Distributable
  net investment
  income per
  share
   Basic and
   diluted        $       0.32 $       0.30 $       1.21 $       0.76
                  ============ ============ ============ ============
 Distributable
  net realized
  income (loss)
  per share
   Basic and
   diluted        $      (0.08)$       0.52 $       1.36 $       1.31
                  ============ ============ ============ ============

                    MAIN STREET CAPITAL CORPORATION
                       Key Portfolio Statistics
                             (Unaudited)

                                               As of         As of
                                            December 31, September 30,
                                                2008         2008
                                            ------------ ------------

 Number of portfolio companies                   31           29

 DEBT PORTFOLIO STATISTICS:

 % of total portfolio as secured                 84%          84%
   debt (at cost)

 % of debt portfolio as first lien               91%          99%
   debt (at cost)

 Weighted average effective yield (1)          14.0%        13.7%

 PORTFOLIO COMPANY CREDIT STATISTICS:

 Net debt to EBITDA - excluding
   debt junior to Main Street (2)(4)         2.1 to 1.0   2.5 to 1.0

 EBITDA to interest expense -
  excluding debt junior to Main Street
  (2)(4)                                     3.4 to 1.0   3.1 to 1.0

 Total net debt to EBITDA (2)(4)             2.7 to 1.0   3.1 to 1.0

 Total EBITDA to interest expense (2)(4)     2.9 to 1.0   2.7 to 1.0

 EQUITY PORTFOLIO STATISTICS:

 % of portfolio with equity ownership            94%          90%

 Average equity ownership (fully diluted)        25%          26%

 PORTFOLIO QUALITY:

 Weighted average investment ranking (3)        2.4          2.2

 % on non-accrual status (at fair value)        0.5%         0.7%

 Notes:
 -----
 (1) Weighted average effective yield is calculated based upon debt investments, excluding debt investments on non-accrual status,on the indicated date and includes amortization of deferred debt origination fees and accretion of original issue discount.
 (2) The portfolio company credit statistics are presented based upon the total net senior debt (interest-bearing senior debt less cash and cash equivalents) and related total senior interest expense of the portfolio companies, as well as including the debt and interest expense related to portfolio company debt which is junior in priority to Main Street's debt investment. In addition, these statistics exclude one development stage portfolio company with a net debt to EBITDA ratio that exceeds 15.0 to 1.0.

 (3) Represents the dollar weighted average investment ranking based upon Main Street's internal ranking system, with "1" being the highest rated and "5" being the lowest rated.

 (4) Portfolio company financial information has not been
     independently verified by Main Street.

CONTACT:  Main Street Capital Corporation
          Todd A. Reppert, President and CFO
          713-350-6000
          treppert@mainstcapital.com

          Dennard Rupp Gray and Easterly, LLC
          Ken Dennard
            713-529-6600
            ksdennard@drg-e.com
          Augustine Okwu
            404-532-0086
            gokwu@drg-e.com